EXHIBIT 99.1



FINANCIAL GUARANTY INSURANCE COMPANY
---------------------------------------------------------------------------



Audited Financial Statements



December 31, 1999

     Report of Independent Auditors.....................................1
     Balance Sheets ....................................................2
     Statements of Income...............................................3
     Statements of Stockholder's Equity ................................4
     Statements of Cash Flows...........................................5
     Notes to Financial Statements......................................6


                           [LETTERHEAD OF KPMG LLP]
                                345 Park Avenue
                           New York, New York 10154

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

         We have audited the accompanying balance sheets of Financial Guaranty
Insurance Company as of December 31, 1999 and 1998, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty
Insurance Company as of December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.

                                                       /s/ KPMG LLP


January 21, 2000



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Financial Guaranty Insurance
Company                                                                                                     Balance Sheets
-----------------------------------------------------------------------------------------------------------------------------
  ($ in Thousands, except per share amounts)

                                                                                        December 31,             December 31,
  Assets                                                                                    1999                     1998
                                                                                      ------------------       ------------------
  Fixed maturity securities, at fair value
  (amortized cost of $2,484,753 in 1999 and $2,519,490 in 1998)                          $2,412,504                $2,663,024
  Short-term investments, at cost, which approximates fair value                            114,776                    30,395
  Cash                                                                                          924                       318
  Accrued investment income                                                                  38,677                    40,038
  Reinsurance recoverable                                                                     8,118                     8,115
  Prepaid reinsurance premiums                                                              133,874                   148,366
  Deferred policy acquisition costs                                                          71,730                    80,924
  Property and equipment, net of accumulated depreciation
  ($7,803 in 1999 and $6,981 in 1998)                                                           967                     1,802
  Prepaid expenses and other assets                                                          16,672                    11,047
                                                                                             ------                    ------

           Total assets                                                                  $2,798,242                $2,984,029
                                                                                         ==========                ==========

  Liabilities and Stockholder's Equity

  Liabilities:

  Unearned premiums                                                                      $  578,930                $  610,182
  Loss and loss adjustment expenses                                                          45,201                    59,849
  Ceded reinsurance balances payable                                                          2,310                     3,129
  Accounts payable and accrued expenses                                                      16,265                    46,764
  Current federal income taxes payable                                                       62,181                    69,542
  Deferred federal income taxes                                                              46,346                   122,839
  Payable for securities purchased                                                            7,894                         6
                                                                                       ------------            ---------------

           Total liabilities                                                                759,127                   912,311
                                                                                            -------                   -------

  Stockholder's Equity:
  Common stock, par value $1,500 per share;                                                  15,000                    15,000
  10,000 shares authorized, issued and outstanding                                          383,511                   383,511
  Additional paid-in capital
  Accumulated other comprehensive income                                                    (46,687)                   91,922
  Retained earnings                                                                       1,687,291                 1,581,285
                                                                                          ---------                 ---------

           Total stockholder's equity                                                     2,039,115                 2,071,718
                                                                                          ---------                 ---------

           Total liabilities and stockholder's equity                                    $2,798,242                $2,984,029
                                                                                         ==========                ==========


                See accompanying notes to financial statements.

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Financial Guaranty Insurance
Company                                                                                                    Statements of Income
---------------------------------------------------------------------------------------------------------------------------------


                                                                                          For the Year Ended December 31,
                                                                                          -------------------------------

                                                                                       1999            1998            1997
                                                                                       ----            ----            ----
  Revenues:
  Gross premiums written                                                              $112,029       $112,425         $95,995
  Ceded premiums                                                                       (14,988)       (19,444)        (19,780)
                                                                                     ----------     ----------       ---------
  Net premiums written                                                                  97,041         92,981          76,215


  Decrease in net unearned premiums                                                     16,759         12,529          39,788
                                                                                     ---------      ---------       ---------

     Net premiums earned                                                               113,800        105,510         116,003
  Net investment income                                                                134,994        133,353         127,773
  Net realized gains                                                                    32,878         29,360          16,700
                                                                                     ---------      ---------       ---------

     Total revenues                                                                    281,672        268,223         260,476
                                                                                      --------       --------        --------

  Expenses:

  Loss and loss adjustment expenses                                                    (11,185)         3,178          12,539
  Policy acquisition costs                                                               7,198         13,870          12,936
  Decrease in deferred policy acquisition costs                                          9,194          5,362           5,659
  Other underwriting expenses                                                           18,467         18,539          14,691
                                                                                      --------       --------        --------

     Total expenses                                                                     23,674         40,949          45,825
                                                                                      --------       --------        --------

  Income before provision for Federal income taxes                                     257,998        227,274         214,651
                                                                                       -------        -------         -------

  Federal income tax expense:
    Current                                                                             53,849         41,467          39,133
    Deferred                                                                            (1,857)            17           1,715
                                                                                    -----------   -----------      ----------

    Total Federal income tax expense                                                    51,992         41,484          40,848
                                                                                     ---------      ---------       ---------

  Net income                                                                          $206,006       $185,790        $173,803
                                                                                      ========       ========        ========

                See accompanying notes to financial statements.

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Financial Guaranty Insurance
Company                                                                                       Statements of Stockholder's Equity
---------------------------------------------------------------------------------------------------------------------------------

                                                            Additional
                                              Common          Paid-In      Accumulated Other        Retained
                                              Stock           Capital    Comprehensive Income       Earnings           Total
                                              -------      -----------   --------------------       ---------          -----
  Balance, January 1, 1997                    $15,000      $334,011          $  38,731            $  1,296,692         $1,684,434
  Net income                                        -             -                  -                 173,803            173,803
  Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax of
    ($13,260)                                       -             -             45,527                       -             45,527
    Change in foreign currency translation
    adjustment                                      -             -               (323)                      -               (323)
                                                                                                                       -----------
  Total comprehensive income                        -             -                  -                       -            219,007
                                                                                                                       -----------
  Capital contribution                              -        49,500                  -                       -             49,500
                                            ----------      --------         -----------          ------------         -----------
  Balance, December 31, 1997                   15,000       383,511             83,935               1,470,495          1,952,941
                                            ----------      --------         -----------          ------------         -----------

  Net Income                                        -             -                  -                 185,790            185,790
  Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax of
    ($24,516)                                       -             -              8,610                       -              8,610
    Change in foreign currency
    translation adjustment                          -             -               (623)                      -               (623)
                                                                                                                        ----------
  Total comprehensive income                        -             -                  -                       -            193,777
                                                                                                                        ----------
  Dividend declared                                 -             -                  -                 (75,000)           (75,000)
                                            ----------      ---------        -----------           ------------         ----------
  Balance at December 31, 1998                 15,000       383,511             91,922               1,581,285          2,071,718
                                            ----------      ---------        -----------           ------------         ----------

  Net Income                                        -             -                  -                 206,006            206,006
  Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax benefit
    of $75,524                                      -             -           (140,259)                      -           (140,259)
    Change in foreign currency translation
    adjustment                                      -             -              1,650                       -              1,650
                                                                                                                        ----------
  Total comprehensive income                        -             -                  -                       -             67,397
                                                                                                                        ----------
  Dividend declared                                 -             -                  -                (100,000)          (100,000)
                                            ----------     ---------         -----------           ------------         ----------
  Balance at December 31, 1999                $15,000      $383,511           $(46,687)             $1,687,291         $2,039,115
                                            ==========     =========         ===========           ============        ===========

                See accompanying notes to financial statements.



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

Financial Guaranty Insurance
Company                                                                                                Statements of Cash Flows
-------------------------------------------------------------------------------------------------------------------------------


  ($ in Thousands)

                                                                            1999                 1998                1997
                                                                            ----                 ----                ----
  Operating Activities:

  Net income                                                             $206,006             $185,790            $173,803
     Adjustments to reconcile net income to net cash
     provided by operating activities:
     Change in unearned premiums                                          (31,252)             (18,371)            (53,263)
     Change in loss and loss adjustment expense reserves                  (14,648)             (17,077)              4,310
     Depreciation of property and equipment                                   835                1,399               2,013
     Change in reinsurance recoverable                                         (3)                 105              (1,205)
     Change in prepaid reinsurance premiums                                14,492                5,842              13,475
     Change in foreign currency translation adjustment                      2,538                 (958)               (497)
     Policy acquisition costs deferred                                     (7,198)             (13,870)            (12,936)
     Amortization of deferred policy acquisition costs                     16,392               19,232              18,595
     Change in accrued investment income, and prepaid expenses
     and other assets                                                      (4,264)              12,847              (2,754)
     Change in other liabilities                                           (6,318)              15,606             (36,233)
     Deferred income taxes                                                  1,857                   17               1,715
     Amortization of fixed maturity securities                              4,674                4,149               2,698
     Change in current income taxes payable                                (7,361)              50,207             (32,681)
     Net realized gains on investments                                    (32,878)             (29,360)            (16,700)
                                                                       -----------          -----------         -----------

  Net cash provided by operating activities                               142,872              215,558              60,340
                                                                        ---------           ----------         -----------

  Investing Activities:

  Sales and maturities of fixed maturity securities                       881,268              607,372             741,604
  Purchases of fixed maturity securities                                 (814,153)            (818,999)           (848,843)
  Purchases, sales and maturities of short-term investments,              (84,381)              45,644              (2,200)
   net
  Purchases of property and equipment, net                                      -                  (59)               (459)
                                                                      ---------------      --------------      ------------

  Net cash used in investing activities                                   (17,266)            (166,042)           (109,898)
                                                                       -----------           ----------           ---------

  Financing Activities:

  Capital Contributions                                                         -                    -              49,500
  Dividends paid                                                         (125,000)             (50,000)                  -
                                                                        ----------           ----------        -----------
  Net cash used in financing activities                                  (125,000)             (50,000)             49,500
                                                                        ----------           ----------         ----------

  (Decrease) Increase in cash                                                 606                 (484)                (58)
  Cash at beginning of year                                                   318                  802                 860
                                                                      ------------         ------------        ------------

  Cash at end of year                                                 $       924          $       318         $       802
                                                                      ===========          ===========         ===========

                See accompanying notes to financial statements.


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Financial Guaranty Insurance
Company                                           Notes to Financial Statements
------------------------------------------------------------------------------


(1)   Business
      --------

      Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent is owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") and approximately one percent by Sumitomo Marine and Fire Insurance Company, Ltd. The Company provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 86% of the business written since inception by the Company has been municipal bond insurance.

      The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)   Significant Accounting Policies
      -------------------------------

      The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). Significant accounting policies are as follows:

      Investments

      Securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

      Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

      Premium Revenue Recognition

      Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.



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Financial Guaranty Insurance
Company                             Notes to Financial Statements (Continued)
-----------------------------------------------------------------------------

      Policy Acquisition Costs

      Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs are considered in determining the recoverability of acquisition costs.

      Loss and Loss Adjustment Expenses

      Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $45.2 million and $59.8 million at December 31, 1999 and 1998, respectively. As of December 31, 1999 and 1998, such reserves included $32.7 million and $39.6 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 1999 and 1998, discounted case-basis loss and loss adjustment expense reserves were $12.5 million and $20.2 million, respectively. Loss and loss adjustment expenses include amounts discounted at an approximate interest rate of 6.6% in 1999 and 5.0% in 1998. The amount of the discount as of December 31, 1999 and 1998 was $8.7 million and $8.9 million, respectively. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

      Income Taxes

      Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.



Financial Guaranty Insurance
Company                             Notes to Financial Statements (Continued)
-----------------------------------------------------------------------------

      Property and Equipment

      Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

      Foreign Currency Translation

      The Company has established foreign branches in France and the United
      Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1999 and 1998 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain/(loss) at December 31, 1999 and 1998 was $0.3 million and $(1.4) million, respectively, net of tax, and is reported in the statement of stockholder's equity.

      New Accounting Pronouncements

      In June 1998, the Financial Accounting Standards Board issued SFAS No.
      133, "Accounting for Derivative Instruments and Hedging Activities." The requirements for SFAS No. 133 were delayed by SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133," and are now effective for financial statements for periods beginning after June 15, 2000. SFAS No.
      133 establishes standards for accounting and reporting for derivative instruments and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company is currently evaluating the impact of SFAS No. 133 but does not expect it to have a material impact on the Company.

(3)   Statutory Accounting Practices

      The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The NAIC has approved the codification project effective January 1, 2001. The Company is currently assessing the impact of the NAIC codification on its statutory financial statements. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

         (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.
         (b)     policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;
         (c)     a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders,
                 regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
         (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
         (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;
         (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and
         (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.


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


Financial Guaranty Insurance
Company                                                                                Notes to Financial Statements (Continued)
----------------------------------------------------------------------------------------------------------------------------------


The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):

                                                                     Years Ended December 31,
                             -----------------------------------------------------------------------------------------------------
                                                      1999                            1998                           1997
                                              ---------------------------       ------------------------   -----------------------

                                                Net        Stockholder's         Net       Stockholder's     Net     Stockholder's
                                              Income          Equity            Income        Equity       Income       Equity
                                              ------       ------------         ------     -------------   -------   -------------
  GAAP basis amount                           $206,006        $2,039,115        $185,790   $2,071,718       $173,803   $1,952,941

  Premium revenue recognition                      596          (194,559)        (13,946)    (195,155)        (4,924)    (181,209)

  Deferral of acquisition costs                  9,194           (71,730)          5,362      (80,924)         5,659      (86,286)

  Contingency reserve                                -          (721,427)              -     (627,257)             -     (540,677)

  Contingency reserve tax deduction                  -            74,059               -       74,059              -       95,185
  (see Note 2)

  Non-admitted assets                                -              (806)              -       (1,502)             -       (2,593)

  Case basis loss reserves                      (1,294)           (1,221)           1,945          73          1,377       (1,872)

  Portfolio loss reserves                       (7,000)           25,900            3,900      32,900          5,000       29,000

  Deferral of income taxes                      (1,857)           71,551               17      72,521          1,715       72,260

  Unrealized (gains) on fixed maturity               -            46,962                -     (93,297)             -      (84,687)
  securities held at fair value, net of tax

  Recognition of profit commission              (1,092)           (7,143)           1,338      (6,050)        (1,203)      (7,388)

  Unauthorized reinsurance                           -               (87)               -         (39)             -            -

  Allocation of tax benefits due to
  Parent's net operating loss to the
  Company (see Note 5)                             (76)           11,093              253      11,169            313       10,916
                                                  ----            ------              ---      ------            ---       ------

  Statutory-basis amount                      $204,477        $1,271,707         $184,659  $1,258,216       $181,740   $1,255,590
                                              ========        ==========         ========  ==========       ========   ==========


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Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------

4)    Investments
      -----------

      Investments in fixed maturity securities carried at fair value of $3.1 million and $3.2 million as of December 31, 1999 and 1998, respectively, were on deposit with various regulatory authorities as required by law.

      The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):


                                                                               Gross            Gross
                                                                            Unrealized        Unrealized
                                                           Amortized          Holding          Holding           Fair
                           1999                              Cost             Gains            Losses            Value
                           ----                        -------------       ------------       ----------         ------
      U.S. Treasury securities and obligations
      of U.S. government corporations and
      agencies                                               $44,592              $2            $2,163            $42,431

      Obligations of states and political
      subdivisions                                         2,336,563          12,916            81,062          2,268,417

      Debt securities issued by foreign
      governments                                             41,043             604               373             41,274

      Other                                                   62,555             112             2,285             60,382
                                                         -----------      ----------         ---------       ------------
      Investments available-for-sale                       2,484,753          13,634            85,883          2,412,504

      Short-term investments                                 114,776               -                 -            114,776
                                                         -----------      ------------     ------------      ------------

      Total                                               $2,599,529         $13,634           $85,883         $2,527,280
                                                          ==========         =======           =======         ==========

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Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

      The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1999, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                  Amortized                       Fair
                                   1999                                              Cost                         Value
                                   ----
       Due in one year or less                                                       $138,289                    $138,268
       Due after one year through five years                                          122,715                     123,151
       Due after five years through ten years                                         652,777                     646,212
       Due after ten years through twenty years                                     1,459,655                   1,411,749
       Due after twenty years                                                         226,093                     207,900
                                                                                      -------                     -------

       Total                                                                       $2,599,529                  $2,527,280
                                                                                   ==========                  ==========



                                                                             Gross               Gross
                                                                           Unrealized          Unrealized
                                                       Amortized            Holding             Holding               Fair
                       1998                              Cost               Gains               Losses               Value
                       ----                            ---------           ----------          ----------            -----
   U.S. Treasury securities and obligations
    of U.S. government corporations and
    agencies                                            $75,595              $1,294                  $2             $76,887
   Obligations of states and political
    subdivisions                                      2,367,682             142,777               4,112           2,506,347
   Debt securities issued by foreign
    governments                                          38,520               3,182                   -              41,702
   Other                                                 37,693                 416                  21              38,088
                                                         ------                 ---                  --              ------
   Investments available-for-sale                     2,519,490             147,669               4,135           2,663,024
   Short-term investments                                30,395                   -                   -              30,395
                                                                                  -                   -
                                                     ----------            --------              ------          ----------
   Total                                             $2,549,885            $147,669              $4,135          $2,693,419
                                                     ==========            ========              ======          ==========


      In 1999, 1998 and 1997, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $881.3 million, $607.3 million, and $741.6 million, respectively. For 1999, 1998 and 1997 gross gains of $35.1 million, $29.6 million, and $19.1 million respectively, and gross losses of $2.2 million, $0.2 million, and $2.4 million respectively, were realized on such sales.

Financial Guaranty Insurance
Company                            Notes to Financial Statements (Continued)
----------------------------------------------------------------------------

Net investment income of the Company is derived from the following sources (in thousands):



                                                                                       Year Ended December 31,
                                                                      ---------------------------------------------------------
                                                                            1999                 1998                1997
                                                                            ----                 ----                ----
      Income from fixed maturity securities                              $130,402             $129,942            $122,372
      Income from short-term investments                                    5,564                4,421               6,366
                                                                      -----------                -----         -----------

      Total investment income                                             135,966              134,363             128,738
      Investment expenses                                                     972                1,010                 965
                                                                      ------------         -----------         ------------

      Net investment income                                              $134,994             $133,353            $127,773
                                                                         ========             ========            ========


      As of December 31, 1999, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry.


(5)   Income Taxes

      The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent. Under this agreement the Company can utilize its Parent's net operating loss to offset taxable income on a stand-alone basis. The Company's effective federal corporate tax rate (20.1 percent in 1999, 18.3 percent in 1998, and 19.0 percent in 1997) is less than the corporate tax rate on ordinary income of 35 percent in 1998, 1997 and 1996, primarily due to tax exempt interest on municipal investments.

Financial Guaranty Insurance
Company                               Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

      The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):


                                                                                       Year Ended December 31,
                                                                      ---------------------------------------------------------
                                                                            1999                 1998                1997
                                                                            ----                 ----                ----
      Income taxes computed on income before provision
       for federal income taxes, at the statutory rate                    $90,299              $79,546             $75,128

      Tax effect of:
        Tax-exempt interest                                               (34,914)             (35,660)            (34,508)
        Original issue discount                                                 -               (2,511)                  -
        Other, net                                                         (3,393)                 109                 228
                                                                           -------                 ---                 ---

      Provision for income taxes                                          $51,992              $41,484             $40,848
                                                                          =======              =======             =======

      The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability or asset at December 31, 1999 and 1998 are presented below (in thousands):

                                                                                                 1999                1998
                                                                                                 ----                ----
      Deferred tax assets:
         Unrealized losses on fixed maturity securities,
          available for sale                                                                    $25,287                  -
         Loss reserves                                                                            9,914             12,364
         Deferred compensation                                                                    2,274              2,230
         Tax over book capital gains                                                              4,754              3,464
         Other                                                                                    3,189              3,579
                                                                                              ---------         ----------

      Total gross deferred tax assets                                                            45,418             21,637
                                                                                                 ------          ---------

      Deferred tax liabilities:
           Unrealized gains on fixed maturity
           securities, available-for-sale                                                             -             50,237
           Deferred acquisition costs                                                            25,106             28,323
           Premium revenue recognition                                                           45,350             44,935
           Rate differential on tax and loss bonds                                                9,454              9,454
           Tax exempt bond discount                                                               6,593              5,746
           Other                                                                                  5,261              5,781
                                                                                              ---------        -----------

      Total gross deferred tax liabilities                                                       91,764            144,476
                                                                                               --------          ---------

      Net deferred tax liability                                                                $46,346           $122,839
                                                                                                =======           ========

      Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1999 and 1998. The Company anticipates that the related deferred tax asset will be realized based on future profitable business.

      Total federal income tax payments during 1999, 1998 and 1997 were $60.4 million, $(8.7) million, and $71.8 million, respectively.

Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------
(6)      Reinsurance
         -----------

         The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $59.8 million that can be drawn on in the event of default.

         Net premiums earned are presented net of ceded earned premiums of $29.5 million, $25.3 million and $33.3 million for the years ended December 31, 1999, 1998 and 1997, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $0.2 million, $0.9 million and $0.2 million for the years ended December 31, 1999, 1998 and 1997, respectively.

         In accordance with an amendment to an existing reinsurance agreement, the Company received additional ceding commission income of $6.2 million from the reinsurer. In addition, the Company bought back $14.4 million of ceded premium from the reinsurer and subsequently ceded the risk to a different reinsurer.

(7)      Loss and Loss Adjustment Expenses
         ---------------------------------

         Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):



                                                                                     Year Ended December 31,
                                                                           ----------------------------------------------------
                                                                               1999               1998               1997
                                                                           --------------     --------------     --------------
          Balance at January 1,                                                $59,849            $76,926            $72,616
             Less reinsurance recoverable                                       (8,115)            (8,220)            (7,015)
                                                                                -------           --------          ---------
          Net balance at January 1,                                             51,734             68,706             65,601

          Incurred related to:
          Current year                                                           2,407                568              1,047
          Prior years                                                           (6,592)            (1,290)             6,492
          Portfolio reserves                                                    (7,000)             3,900              5,000
                                                                                -------           -------              -----

          Total Incurred                                                       (11,185)             3,178             12,539
                                                                              ---------           -------             ------

          Paid related to:
          Current year                                                               -                  -             (1,047)
          Prior years                                                           (3,466)           (20,150)            (8,387)
                                                                              ---------           --------            -------

          Total Paid                                                            (3,466)           (20,150)            (9,434)
                                                                             ----------           --------            -------

          Net balance at December 31,                                           37,083             51,734             68,706
             Plus reinsurance recoverable                                        8,118              8,115              8,220
                                                                              --------           --------           --------
          Balance at December 31,                                              $45,201            $59,849            $76,926
                                                                               =======            =======            =======

Financial Guaranty Insurance
Company                             Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

         The changes in incurred portfolio and case reserves principally relates to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Due to improvements on specific credits, items were removed from the credit watchlist causing a reduction in the portfolio loss reserves.

(8)      Related Party Transactions
         --------------------------

         The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $2.6 million, $3.2 million and $4.9 million in expenses were incurred in 1999, 1998 and 1997, respectively, related to such transactions.

         The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.4 million in 1999, $0.5 million in 1998, and $0.5 million in 1997. As of December 31, 1999, par outstanding on these deals before reinsurance was $83.7 million.

         The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 1999, 1998 and 1997.

(9)      Compensation Plans
         ------------------

         Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $2.6 million, $2.2 million and $5.0 million in 1999, 1998 and 1997, respectively, before deduction for related tax benefits.

(10)     Dividends
         ---------

         Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $66.4 million in 1999 and 1998, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1999 and 1998, the amount of the Company's surplus available for dividends was approximately $127.2 million and $124.6 million, respectively, without prior approval.

         During 1999, and 1998, the Company declared dividends of $100.0 million, and $75.0 million, respectively.

(11)     Capital Contribution
         --------------------

         During 1997, the Parent made a capital contribution of $49.5 million to the Company.

Financial Guaranty Insurance
Company                             Notes to Financial Statements (Continued)
-----------------------------------------------------------------------------

(12)     Financial Instruments
         ---------------------

         Fair Value of Financial Instruments

         The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

         Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

         Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

         Cash, Receivable for Securities Sold, and Payable for Securities
         Purchased: The carrying amounts of these items approximate their fair values.

         The estimated fair values of the Company's financial instruments at December 31, 1999 and 1998 are as follows (in thousands):

                                                                       1999                               1998
                                                            --------------------------          ------------------------
                                                            Carrying            Fair            Carrying          Fair
                                                             Amount            Value            Amount            Value
                                                            ---------          -------          ---------         ------
         Financial Assets

            Cash
             On hand and in demand accounts                 $     924     $      924           $        318     $      318

            Short-term investments                            114,776        114,776           $     30,395     $   30,395

            Fixed maturity securities                      $2,412,504     $2,412,504           $  2,663,024     $2,663,024


         Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $335.3 million and $364.1 million compared to a carrying value of $410.4 million as of December 31, 1999 and between $379.1 million and $419.0 million compared to a carrying value of $432.6 million as of December 31, 1998.

         As of December 31, 1999 and 1998, the net present value of future premiums was $55.7 million and $49.5 million, respectively.

Financial Guaranty Insurance
Company                             Notes to Financial Statements (Continued)
-----------------------------------------------------------------------------

         Concentrations of Credit Risk

         The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

         In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

         As of December 31, 1999, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $137.4 billion, net of reinsurance of $36.3 billion. The Company's insured portfolio as of December 31, 1999 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

         As of December 31, 1999, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                                     Net
                                                                  Principal
                                                                Outstanding
                                                                ------------
         Municipal:
           General obligation                                       $77,780.2
           Special revenue                                           45,531.2
           Industrial revenue                                           471.5
           Non-municipal                                             13,575.3
                                                                  -----------
         Total                                                     $137,358.2
                                                                   ==========

         As of December 31, 1999, the composition of principal exposure ceded to reinsurers was as follows (in millions):
                                                                   Ceded
                                                                  Principal
                                                                Outstanding
                                                                -----------
         Reinsurer:
           Capital Re                                               $12,267.6
           Enhance Re                                                 8,921.9
           Other                                                     15,148.5
                                                                   ----------
             Total                                                  $36,338.0
                                                                    =========

         The Company's gross and net exposure outstanding, which includes principal and interest, was $305,682.7 million and $237,682.2 million, respectively, as of December 31, 1999.

Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

         The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1999 by state, net of reinsurance, was as follows (in millions):
                                                          Net
                                                       Principal
                                                      Outstanding
                                                      -----------

         California                                      $15,453.9
         New York                                         13,081.7
         Pennsylvania                                     12,829.8
         Florida                                          12,548.5
         Illinois                                         10,142.0
         Texas                                             6,331.0
         Michigan                                          5,912.3
         New Jersey                                        5,120.4
         Ohio                                              3,838.8
         Arizona                                           3,665.6
                                                      ------------

         Sub-total                                        88,924.0
         Other states                                     48,015.1
         International                                       419.1
                                                     -------------

         Total                                          $137,358.2
                                                        ==========


(13)     Commitments

         Total rent expense was $2.6 million, $2.6 million and $2.4 million in 1999, 1998 and 1997, respectively. For each of the next two years and in the aggregate as of December 31, 1999, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

         Year                                             Amount
         ----                                             ------
        2000                                              $2,909
        2001                                               2,911
                                                          ------
        Total minimum future rental payments              $5,820
                                                          ======

Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

(14)     Comprehensive Income
         --------------------

         Comprehensive income requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

         The following are the reclassification adjustments (in thousands) for the years ended December 31, 1999, 1998 and 1997:



                                                                                           1999
                                                                    ------------------------------------------------------
                                                                    Before Tax                 Tax              Net of Tax
                                                                      Amount                 Benefit              Amount
                                                                    ---------                -------            ----------
             Unrealized holding losses arising
                during the period                                    $(182,905)              $64,017             $(118,888)
             Less: reclassification adjustment for
                gains realized in net income                           (32,878)               11,507               (21,371)
                                                                    -----------             --------            -----------
             Unrealized losses on investments                        $(215,783)              $75,524             $(140,259)
                                                                     ==========              =======             ==========


                                                                                           1998
                                                                    --------------------------------------------------------
                                                                    Before Tax                 Tax              Net of Tax
                                                                      Amount                 Expense              Amount
                                                                    ----------               --------           ------------

              Unrealized holding losses arising
                 during the period                                     $42,606              $(14,912)              $27,694
              Less: reclassification adjustment for
                 gains realized in net income                          (29,360)               10,276               (19,084)
                                                                       --------            ---------              ---------
              Unrealized gains on investments                          $13,246             $  (4,636)             $  8,610
                                                                       =======             ==========             ========



                                                                                           1997
                                                                    --------------------------------------------------------
                                                                    Before Tax                 Tax              Net of Tax
                                                                      Amount                 Expense              Amount
                                                                    -----------              ----------         -----------

              Unrealized holding losses arising
                 during the period                                     $86,742              $(30,360)              $56,382
              Less: reclassification adjustment for
                 gains realized in net income                          (16,700)                5,845               (10,855)
                                                                      ---------             --------             ----------
              Unrealized gains on investments                          $70,042              $(24,515)              $45,527
                                                                       =======              =========              =======



